UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

ALDEYRA THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36332	20-1968197
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

131 Hartwell Avenue, Suite 320

Lexington, MA 02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 761-4904

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALDX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2025, Stephen G. Machatha, Ph.D. notified Aldeyra Therapeutics, Inc. (the “Company”) of his decision to voluntarily resign from his position as Chief Development Officer of the Company to pursue other professional opportunities. Dr. Machatha’s last day of employment with the Company will be on or before March 31, 2026 (such actual last day of employment with the Company, the “Separation Date”).

In connection with the foregoing, on December 23, 2025, the Company and Dr. Machatha entered into a Transition Agreement (the “Transition Agreement”). Subject to the terms and conditions of the Transition Agreement, Dr. Machatha will continue to be employed by the Company through the Separation Date (the “Transition Period”) to help ensure a smooth transition of his duties and institutional knowledge. During the Transition Period, Dr. Machatha will continue to receive his current base salary and be eligible to participate in applicable employee benefit plans. Any outstanding options to purchase shares of the Company’s common stock or restricted stock units previously granted to Dr. Machatha will continue to vest during the Transition Period in accordance with their terms. In addition, in exchange for his execution of the Transition Agreement, Dr. Machatha will be entitled to a lump sum payment of $88,000, representing 50% of his potential 2025 bonus based on 110% of his target bonus. The Transition Agreement also includes customary provisions regarding non-disparagement and release of claims. If Dr. Machatha executes an additional release of claims between the Separation Date and the business day following the Separation Date, the Company will pay Dr. Machatha a lump sum payment of $88,000, representing the remaining 50% of his potential 2025 bonus based on 110% of his target bonus. Except as expressly modified by the Transition Agreement, the Offer Letter between Dr. Machatha and the Company dated October 21, 2015, as amended, will remain in full force and effect in accordance with its terms until the Separation Date.

Dr. Machatha’s decision to resign was not due to a dispute or disagreement with the Company or its management regarding any matter relating to the Company’s operations, policies, or practices, including with respect to any matters relating to the Company’s accounting practices or financial reporting.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated December 31, 2025

ALDEYRA THERAPEUTICS, INC.

By:	/s/ Todd C. Brady
Name:	Todd C. Brady M.D., Ph.D.
Title:	Chief Executive Officer